Exhibit 2.1

FIFTH AMENDED AND RESTATED

BYLAWS

OF

FRONTIER OIL CORPORATION

(A WYOMING CORPORATION)

(As Amended Through

November 12, 2008)

These Fifth Amended and Restated Bylaws (as amended, restated or otherwise modified from time to time, these “Bylaws”) are subject to, and governed by, the Wyoming Business Corporation Act (as now or hereafter in effect, “WBCA”) and the Second Amended and Restated Articles of Incorporation (as amended, restated or otherwise modified from time to time, the “Articles of Incorporation,” such term to include the resolutions of the Board of Directors of Frontier Oil Corporation (the “Corporation”) creating any series of preferred stock of the Corporation) of the Corporation.  In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the WBCA or the provisions of the Articles of Incorporation, such provisions of the WBCA and the Articles of Incorporation, as the case may be, will be controlling.

ARTICLE I

OFFICES

Section 1.1 Principal Office.  The principal office of the Corporation shall be in the City of Houston, County of Harris, State of Texas.

Section 1.2 Registered Office.  The registered office of the Corporation, required by the WBCA to be maintained in the State of Wyoming, shall be located in the City of Cheyenne, at 1720 Carey Avenue.  The address of the registered office may be changed from time to time by the Board of Directors.

Section 1.3 Other Offices.  The Corporation may have such other offices both within and without the United States as the Board of Directors may from time to time determine or the business of the Corporation requires.

ARTICLE II

SHAREHOLDERS

Section 2.1 Annual Meetings.

(a) The annual meeting of the Corporation’s shareholders (“Shareholders”) shall be held each fiscal year of the Corporation at such time and place as the Board of Directors shall designate, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting.

(b) At an annual meeting of the Shareholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) properly brought before the meeting by a Shareholder.  In addition to any other applicable requirements, for business to be otherwise properly brought before an annual meeting by a Shareholder, the Shareholder must have given notice thereof in writing to the Secretary of the Corporation on or before the later to occur of (A) sixty (60) days prior to the date of the meeting or (B) ten (10) days after the Board of Directors first publishes the date of the meeting.

(c) Each notice given by a Shareholder as contemplated by paragraph (b) above shall set forth, as to each matter the Shareholder proposes to bring before the annual meeting, (i) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption and any supporting statement and the Shareholder’s reasons for conducting such business at the annual meeting, (ii) any material interest of the Shareholder in such business, (iii) the name, principal occupation and record address of the Shareholder, (iv) the class and number of shares of the Corporation which are held of record or beneficially owned by the Shareholder, (v) the dates upon which the Shareholder acquired such shares of stock and documentary support for any claims of beneficial ownership, (vi) such other matters as may be required by the Articles of Incorporation, (vii) a representation that the Shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business and (viii) a representation whether the Shareholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from Shareholders in support of such proposal.  The foregoing notice requirements shall be deemed satisfied by a Shareholder if the Shareholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such Shareholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(d) Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2.1; provided, however, that nothing in this Section 2.1(b) shall be deemed to preclude discussion by any Shareholder of any business properly brought before the annual meeting in accordance with said procedures.

(e) The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.1, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(f) Only persons who are nominated in accordance with the procedures set forth in Section 3.3 shall be eligible for election as directors at an annual meeting.

(g) Matters to be properly brought before an annual meeting shall be subject to such further limitations as the Board of Directors may from time to time adopt.

(h) Notwithstanding any other provision of these Bylaws, the Corporation shall be under no obligation to include any Shareholder proposal in its proxy statement or otherwise present any such proposal to Shareholders at a meeting of Shareholders if the Board of Directors reasonably believes that the proponents thereof have not complied with Sections 13 and 14 of the Exchange Act and the rules and regulations promulgated thereunder, and the Corporation shall not be required to include in its proxy statement to Shareholders any Shareholder proposal not required to be included in its proxy statement to Shareholders in accordance with the Exchange Act and such rules or regulations.

(i) Nothing in this Section 2.1 shall be deemed to affect any rights of Shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act.

Section 2.2 Special Meetings.  Special meetings of the Shareholders, for any purpose or purposes may be called by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President or at the request of the holders of not less than twenty-five percent (25%) of all of the outstanding shares of the Corporation entitled to vote at the meeting on any issue proposed to be considered at such meeting; provided that the Board of Directors shall have the discretion to require that issues for which a special meeting is called be considered instead at the next annual meeting of Shareholders if the request for the special meeting is made within ninety (90) days prior to the end of the Corporation’s fiscal year.  At any special meeting, no business shall be transacted and no corporate action shall be taken other than as stated in the notice of the meeting.

Section 2.3 Place of Meeting.  The Board of Directors may designate any place, either within or without the State of Wyoming, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors.  If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.  Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures that the Board of Directors may adopt, as permitted by applicable law.

Section 2.4 Notice of Meeting.

(a) Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Board of Directors or any of the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Secretary, to each Shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Shareholder at such person’s address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

(b) Without limiting the foregoing, any notice to Shareholders given by the Corporation pursuant to this Section 2.4 shall be effective if given by a form of electronic transmission consented to in writing by the Shareholders to whom the notice is given.  Any such consent shall be revocable by the Shareholder by written notice to the Corporation and shall also be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or Assistant Secretary of the Corporation, the transfer agent or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.  Notice given by a form of electronic transmission in accordance with these Bylaws shall be deemed given:  (A) if by facsimile transmission, when directed to a number at which the Shareholder has consented to receive notice; (B) if by electronic mail, when directed to an electronic mail address at which the Shareholder has consented to receive notice; (C) if by a posting on an electronic network, together with separate notice to the Shareholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (D) if by another form of electronic transmission, when and as directed to the Shareholder.

(c) For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed (but not altered, amended or revised) by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(d) If an annual or special Shareholders’ meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment; provided, however, that if an adjournment is for more than thirty (30) days or if a new record date for the adjourned meeting is fixed, notice of the adjourned meeting shall be given to persons who are Shareholders as of the new record date.

Section 2.5 Closing of Transfer Books or Fixing of Record Date.

(a) For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, to demand a special meeting, to vote or to take any other action, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than sixty (60) nor less than ten (10) days before the meeting or not more than sixty (60) days before any other action requiring such determination of Shareholders.

(b) If no record date is fixed, (i) the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (ii) the record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.6 Voting Lists.  The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the Shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the mailing address of and the number of shares held by each Shareholder.  The list shall be open to the examination of any Shareholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting either (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting or (b) on file at the principal office of the Corporation or at a place identified in the meeting notice in the city where the meeting will be held, which shall be subject to inspection by any Shareholder at any time during usual business hours.  The list may not be copied prior to or at the meeting for which the list was prepared, provided that (i) the Corporation shall make arrangements for an independent firm to provide to Shareholders any information any Shareholder wants to distribute relative to matters to be considered at the meeting, provided that the Shareholder pays for the mailing and provides the materials in a timely fashion; (ii) the list shall be made available at the Shareholder’s expense to any Shareholder at or after the meeting who brings a legal challenge to the right of any other Shareholder to vote at the meeting; and (iii) the list shall be available for inspection, but not copying, for the period specified prior to the meeting and at the meeting.   If the meeting is to be held solely by means of remote communication, the list shall also be open to the examination of any Shareholder during the whole time thereof on a reasonably accessible electronic network and the information required to access such list shall be provided with the notice of the meeting.  The original stock transfer book shall be prima facie evidence as to who are the Shareholders entitled to examine such list or transfer books or to vote at any meeting of Shareholders.  As a condition to the election of any person as a director of the Corporation and the counting of any votes cast in favor of any such person’s election as a director, such person’s name shall first be placed in nomination by a Shareholder of record at the meeting of Shareholders called for such purpose.

Section 2.7 Quorum.  Except as otherwise provided by applicable law, the Articles of Incorporation or these Bylaws, a majority of the outstanding shares of the Corporation entitled to vote with respect to any matter, represented in person or by proxy, shall constitute a quorum for action on that matter.

Section 2.8 Conduct of Meetings.  The Chairman of the Board of Directors or the Chief Executive Officer shall preside at all meetings of the Shareholders.  In the absence of the Chairman of the Board of Directors or the Chief Executive Officer, the President or a Vice President shall preside.  The Secretary of the Corporation shall act as secretary at all meetings of the Shareholders.  In the absence of the Secretary, an Assistant Secretary shall so act and in the absence of all of these officers, the presiding officer may appoint any person to act as secretary of the meeting.

Section 2.9 Proxies.

(a) A Shareholder may vote his, her or its shares in person or by proxy.  A Shareholder may appoint a proxy to vote or otherwise act for him or her by signing, whether by manual signature, telegraphic transmission or otherwise, an appointment form, either personally or by such person’s attorney-in-fact.  An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes.  An appointment is valid for eleven months unless a longer period is expressly provided in the appointment form.

(b) Except as otherwise provided by applicable law, the Articles of Incorporation or by these Bylaws, the Board of Directors may, in advance of any meeting of the Shareholders, prescribe additional regulations concerning the manner of executing and filing proxies (and the validation of same) which may be voted at such meeting.

Section 2.10 Voting of Shares.

(a) Election of directors at all meetings of Shareholders at which directors are to be elected may, but need not, be by written ballot and, except as otherwise provided by applicable law or in the Articles of Incorporation, a plurality of the votes cast thereat shall elect.  Except as otherwise provided by applicable law, the Articles of Incorporation or these Bylaws, all matters other than the election of directors submitted to the Shareholders at any meeting shall be decided by a majority of the votes cast with respect to such matter.  Except as otherwise provided in the Articles of Incorporation or by applicable law, (i) no Stockholder shall have any right of cumulative voting and (ii) each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders.

(b) Shares standing in the name of another corporation (whether domestic or foreign) may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine.  Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy.  Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary.  Shares standing in the name of a receiver may be voted by such receiver.  A Stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation he or she has expressly empowered the pledgee to vote thereon, in which case only the pledgee (or his or her proxy) may represent the stock and vote thereon.

(c) If shares or other securities having voting power stand of record in the name of two or more persons (whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise) or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(i) if only one votes, his or her act binds all;

(ii) if more than one votes, the act of the majority so voting binds all; and

(iii) if more than one votes but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately or any person voting the shares, or a beneficiary, (if any) may apply to the Wyoming court as may have jurisdiction to appoint an additional person to act with the person so voting the shares, which shall then be voted as determined by a majority of such persons and the person so appointed by the court.

If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of this paragraph (c) shall be a majority or even-split in interest.

Section 2.11 Action by Shareholders Without Meeting.  Action required or permitted by this Article II to be taken at a Shareholders’ meeting may be taken without a meeting if notice of the proposed action is given to all voting Shareholders and the action is taken by the holders of all shares entitled to vote on the action.  The action shall be evidenced by one or more written consents describing the action taken, signed, either manually or in facsimile, by the holders of the requisite number of shares entitled to vote on the action, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.  The record date for determining Shareholders entitled to take action without a meeting is the date the first Shareholder signs the consent under this Section 2.11.  A consent signed under this Section 2.11 has the effect of a meeting vote and may be described as such in any document.  If the WBCA requires that notice of proposed action be given to nonvoting Shareholders and the action is to be taken by consent of the voting Shareholders, the Corporation shall give its nonvoting Shareholders written notice of the proposed action at least ten (10) days before the action is taken.  The notice shall contain or be accompanied by the same material that, under this action, would have been required to be sent to nonvoting Shareholders in a notice of meeting at which the proposed action would have been submitted to the Shareholders for action.

Section 2.12 Inspectors of Election; Opening and Closing of Polls.

(a) Before any meeting of Shareholders, the Board of Directors may, and if required by law shall, appoint one or more persons to act as inspectors of election at such meeting or any adjournment thereof.  If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and if required by law or requested by any Shareholder entitled to vote, or his or her proxy, shall, appoint a substitute inspector.  If no inspectors are appointed by the Board of Directors, the chairman of the meeting may, and if required by law or requested by any Shareholder entitled to vote, or his or her proxy, shall, appoint one or more inspectors at the meeting.  Notwithstanding the foregoing, inspectors shall be appointed consistent with the mandatory provisions of the WBCA.

(b) Inspectors may include individuals who serve the Corporation in other capacities (including as officers, employees, agents or representatives); provided, however, that no director or candidate for the office of director shall act as an inspector.  Inspectors need not be Shareholders.

(c) The inspectors shall (i) determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies and (ii) receive votes or ballots, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes and ballots, determine the results and do such acts as are proper to conduct the election or vote with fairness to all Shareholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them.  The inspectors shall have such other duties as may be prescribed by the WBCA.

(d) The chairman of the meeting may fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the Shareholders will vote at the meeting.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 General Powers.  The business and affairs of the Corporation shall be managed by its Board of Directors.  In addition to the powers and authorities expressly conferred upon the Board of Directors by these Bylaws, the Board of Directors may exercise all of the powers of the Corporation and do all such lawful acts and things as are not by law, by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the Shareholders.

Section 3.2 Number, Tenure and Qualifications.  The number of directors of the Corporation shall be fixed from time to time by the Board of Directors.  The term of each director shall expire at the annual meeting of Shareholders following his or her election.  Despite the expiration of a director’s term, he or she shall continue to serve until his or her successor shall have been elected and qualified or there is a decrease in the number of directors.  Directors need not be residents of Wyoming or Shareholders of the Corporation.

Section 3.3 Nomination of Director Candidates.

(a) Nominations of candidates for election as directors of the Corporation at any meeting of Shareholders called for election of directors (an “Election Meeting”) may be made by the Board of Directors or by any Shareholder entitled to vote at such Election Meeting.

(b) Nominations made by the Board of Directors shall be made at the meeting of the Board of Directors, or by written consent of directors in lieu of a meeting, at which the date is set for the Election Meeting.  The nomination must have the approval of a majority of the independent directors.  At the request of the Secretary of the Corporation, each proposed nominee shall provide the Corporation with such information concerning himself or herself as is required, under the rules of the Securities and Exchange Commission, to be included in the Corporation’s proxy statements soliciting proxies for his or her election as a director.

(c) At the later to occur of (i) sixty (60) days prior to the date of any Election Meeting or (ii) ten (10) days after the Board of Directors first publishes the date of any Election Meeting, any Shareholder who intends to make a nomination at such Election Meeting shall deliver a notice to the Secretary of the Corporation setting forth:

(i) as to each person whom the Shareholder proposes to nominate for election as a director, (A) the exact name of such person, (B) such person’s age, principal occupation, business address, telephone number, facsimile number and electronic mail address and residence address and telephone number, (C) the number of shares (if any) of each class of stock of the Corporation held of record or beneficially owned by such person and (D) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor regulation thereto (including such person’s notarized written acceptance of such nomination, consent to being named in the proxy statement as a nominee and statement of intention to serve as a director if elected);

(ii) as to the Shareholder giving the notice, (A) such person’s name and address, as they appear on the Corporation’s stock ledger, (B) such person’s principal occupation, business address, telephone number, facsimile number and electronic mail address and residence address and telephone number, (C) the class and number of shares of the Corporation which are held of record or beneficially owned by him, her or it and (D) the dates upon which he, she or it acquired such shares of stock and documentary support for any claims of beneficial ownership;

(iii) a description of all arrangements or understandings, written or oral,  between the Shareholder giving the notice and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such Shareholder;

(iv) a representation that the Shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and

(v) a representation whether the Shareholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from Shareholders in support of such nomination.  The foregoing notice requirements shall be deemed satisfied by a Shareholder if the Shareholder has notified the Corporation of such person’s intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such Shareholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.  The Corporation may require any proposed nominee to furnish such other information as it may require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(d) In the event that a person is validly designated as a nominee in accordance with subsection (b) or (c) above and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the Shareholder who proposed such nominee, as the case may be, may designate a substitute nominee.

(e) If the Board of Directors determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.  Any such determination by the Board of Directors shall be conclusive and binding on all persons.

(f) Notwithstanding the foregoing, the provisions of this Section 3.3 shall not apply to the filling of vacancies by the Board of Directors pursuant to Section 3.9 of these Bylaws.

(g) The foregoing right of a Shareholder to nominate a person for election or reelection to the Board of Directors shall be subject to such additional conditions, restrictions and limitations as may be imposed by the Board of Directors.

(h) Nothing in this Section 3.3 shall be deemed to affect any rights of Shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act.

(i) Notwithstanding anything in this Section 3.3 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a Shareholder’s notice required by this Section 3.3 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

Section 3.4 Regular Meetings.  The Board of Directors may provide, by resolution, the time and place, either within or without the State of Wyoming, for the holding of additional regular meetings without other notice than such resolution.

Section 3.5 Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors, the Chief Executive Officer, the President or any two directors.  The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Wyoming, as the place for holding any special meeting of the Board of Directors called by them.

Section 3.6 Notice.  Notice of the time, date and place of any special meeting of the Board of Directors shall be given at least 24 hours notice prior thereto.  Notice may be communicated in person; by telephone, telegraph, teletype or other form of wire or wireless communication; by electronic mail or other kind of electronic transmission; or by mail or private carrier.  Non-electronic written notice is effective at the earliest of the following:  (a) when received; (b) five (5) days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed; or (c) on the date shown on the return receipt, if sent by registered or certified mail, or comparable private carrier, return receipt requested, and the receipt is signed, either manually or in facsimile, by or on behalf of the addressee.  Oral notice is effective when communicated.  Neither business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 3.7 Quorum.  A majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting.  At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 3.8 Manner of Acting.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.9 Vacancies.

(a) Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors then in office though less than a quorum of the Board of Directors.  The term of a director elected to fill a vacancy shall expire at the next Shareholders’ meeting at which directors are elected.

(b) Any newly-created directorship resulting from any increase in the number of directors constituting the total number of directors which the Corporation would have if there were no vacancies may be filled by a majority of the directors then in office (though less than a quorum), or by the sole remaining director.  Each director so appointed shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

Section 3.10 Compensation.  By resolution of the Board of Directors or a committee thereof, the directors may be paid their reasonable expenses, if any, for attendance at each meeting of the Board of Directors or any committee thereof, or any Shareholder meeting, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or any committee thereof, or any Shareholder meeting, or a stated salary as director or any other type of compensation, including stock or stock options.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.11 Presumption of Assent.  A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless:  (a) he or she objects at the beginning of the meeting or promptly upon his or her arrival to holding the meeting or transacting business at the meeting; (b) his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) he or she delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting.  The right to dissent or abstention is not available to a director who votes in favor of the action taken.

Section 3.12 Action of Board of Directors Without a Meeting.

(a) The Board of Directors or any committee thereof may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may communicate with each other during the meeting.  A director participating in a meeting by this means is deemed to be present in person at the meeting.

(b) Action required or permitted by applicable law, the Articles of Incorporation or these Bylaws to be taken at a Board of Directors’ meeting may be taken without a meeting if the action is taken by all members of the board.  The action shall be evidenced by one or more written consents describing the action taken, signed, either manually, in facsimile or electronically, by each director, and included in the minutes or filed with the corporate records reflecting the action taken.  Action taken under this Section 3.12 is effective when the last director signs the consent, unless the consent specifies a different effective date.

Section 3.13 Committees of Directors.

(a) The Board of Directors, by resolution may designate one or more directors to constitute an Executive Committee, which committee, to the extent provided in such resolution, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company, except where action of the Board of Directors is required by statute.

(b) The Board of Directors may by resolution create other committees for such terms and with such powers and duties as the Board of Directors shall deem appropriate.

(c) The chairman of each committee of the Board of Directors shall be chosen by the members thereof.  Each committee shall elect a secretary, who shall be either a member of the committee or the Secretary of the Corporation. The chairman of each committee shall preside at all meetings of such committee.

(d) Regular meetings of each committee may be held without the giving of notice if a time, date and place shall have been established by the committee for such meetings.  Special meetings (and, if the requirements of the preceding sentence have not been met, regular meetings) shall be called as provided in Section 3.6 with respect to notices of special meetings of the Board of Directors.

(e) A majority of the members of each committee must be present either in person or by telephone, television, electronic transmission or similar means of communication, at each meeting of such committee in order to constitute a quorum for the transaction of business.  The act of a majority of the members of the committee so present at a meeting at which a quorum is present shall be the act of such committee.  The members of each committee shall act only as a committee, and shall have no power or authority, as such, by virtue of their membership on the committee.

(f) Any action required or permitted to be taken by any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the members of the committee.

(g) Each committee shall maintain a record, which need not be in the form of complete minutes, of the action taken by it at each meeting, which record shall include the date, time, and place of the meeting, the names of the members present and absent, the action considered, and the number of votes cast for and against the adoption of the action considered.  All action by each committee shall be reported to the Board of Directors at its meeting next succeeding such action, such report to be in sufficient detail as to enable the Board of Directors to be informed of the conduct of the Corporation’s business and affairs since the last meeting of the Board of Directors.

(h) Any member of any committee may be removed from such committee, either with or without cause, at any time, by resolution adopted by a majority of the whole Board of Directors at any meeting of the Board of Directors.

(i) Any vacancy in any committee shall be filled by the Board of Directors in the manner prescribed by these Bylaws for the original appointment of the members of such committee.

Section 3.14 Chairman of the Board of Directors.  The Board of Directors shall appoint one of the members of the Board of Directors to be the Chairman of the Board of Directors.  The Chairman of the Board of Directors shall (a) preside at all meetings of the Board of Directors unless a majority of the directors present at a meeting shall select some other person to act as Chairman; (b) in the event that the Chief Executive Officer shall be unable to serve due to temporary illness or other disability or shall resign or be terminated, act in the place and stead of the Chief Executive Officer until the Chief Executive Officer shall resume his or her duties or another person shall be appointed by the Board of Directors as Chief Executive Officer; and (c) exercise all such other powers and duties as from time to time may be conferred upon or assigned to him or her by the Board of Directors.

ARTICLE IV

OFFICERS

Section 4.1 Number.  The officers of the Corporation shall be a Chief Executive Officer, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors.  A President, a Chief Financial Officer and one or more Vice Presidents (the number and classification thereof to be determined by the Board of Directors) and such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors.  Any two or more offices may be held by the same person.

Section 4.2 Election and Term of Office.  The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the Shareholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.  Each officer shall hold office until his or her successor duly shall have been elected and shall have qualified or until his or her death or resignation or he or she shall have been removed in the manner hereinafter provided.  Election or appointment of an officer or agent shall not itself create contract rights.

Section 4.3 Removal.  Any officer may be removed by the Board of Directors at any time with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.4 Resignations.  Any officer may resign at any time by giving written notice thereof to the Board of Directors.  Any such resignation shall take effect as of its date unless some other date is specified therein, in which event it shall be effective as of that date.  The acceptance of such resignation shall not be necessary to make it effective.

Section 4.5 Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

Section 4.6 Chief Executive Officer.  The Chief Executive Officer shall (a) be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, in general supervise and control all of the business and affairs of the Corporation; (b) from time to time assign all of the officers of the Corporation their respective duties and responsibilities; and (c) exercise all such other powers and duties as from time to time may be conferred upon or assigned to him or her by the Board of Directors.  In the absence of the Chairman of the Board of Directors or in the event of his or her death, inability or refusal to act, the Chief Executive Officer shall perform the duties of the Chairman of the Board of Directors, and when so acting, shall have all the powers of and be subject to all the restrictions upon said office.

Section 4.7 President.  The President shall, under the supervision of the Chief Executive Officer, manage the day-to-day operations of the Corporation and in general shall assist the Chief Executive Officer and perform such other duties as may be assigned to him or her by the Chief Executive Officer or by the Board of Directors.  The President may sign with the Secretary, Assistant Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or these Bylaws to the Chief Executive Officer or to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the President.

Section 4.8 The Chief Financial Officer.  The Chief Financial Officer shall perform such duties as are customary for a chief financial officer to perform and shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President.

Section 4.9 The Vice President.  In the absence of the President or in the event of his or her death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order or classification designated at the time of their election, or in the absence of any designation or classification, then in the order of their election), if there be a Vice President, shall perform the duties of the President, and when so acting, shall have all of the powers of and be subject to all the restrictions upon the said office.  Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation and shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President.

Section 4.10 The Secretary.  The Secretary shall:

(a) keep the minutes of the Shareholders and of the Board of Directors meetings in one or more books provided for that purpose;

(b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

(c) be custodian of the corporate records and of the seal of the Corporation, see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized, and otherwise be responsible for authenticating records of the Corporation;

(d) keep a register of the address of each Shareholder which shall be furnished to the Secretary by such Shareholder;

(e) sign with the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

(f) have general charge of the stock transfer books of the Corporation; and

(g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President.

Section 4.11 The Treasurer.  If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of the Treasurer’s duties in such sum and with such sureties as the Board of Directors shall determine.  The Treasurer shall:

(a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected; and

(b) in general perform all of the duties incident to the office of the Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President.

Section 4.12 Assistant Secretaries and Assistant Treasurers.  The Assistant Secretaries and the Assistant Treasurers shall have such powers and duties as may be assigned to him or her by the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President.  The Assistant Secretaries, in the absence of the Secretary, shall perform the duties of the Secretary, and when so acting shall have all the powers of, and be subject to all of the restrictions upon, the Secretary.  The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.  The Assistant Treasurers, in the absence of the Treasurer, shall perform the duties of the Treasurer, and when so acting shall have all of the powers of, and be subject to all the restrictions upon, the Treasurer.

Section 4.13 Delegation of Authority.  In the case of any absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Chief Executive Officer or the Board of Directors may delegate some or all the powers or duties of such officer to any other officer or to any director, employee, Shareholder or agent for whatever period of time seems desirable.

Section 4.14 Salaries.  The salaries of the officers shall be fixed in the manner directed from time to time by the Board of Directors, or a committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

ARTICLE V

SHARES OF STOCK

Section 5.1 Certificates for Shares.  The shares of the Corporation’s capital stock may be certificated or uncertificated, as provided under the laws of the State of Wyoming.  Except as otherwise provided by law, the rights and obligations of Shareholders are identical whether or not their shares are represented by certificates.  Each Shareholder, upon written request to the Corporation or its transfer agent, shall be entitled to a certificate of the capital stock of the Corporation.  If certificated, certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors.  Such certificates shall be signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President and by the Secretary or an Assistant Secretary.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.  All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 5.2   Transfer of Shares.  The Board of Directors may appoint one or more transfer agents for the Corporation’s capital stock and may make, or authorize such agent or agents to make, all such rules and regulations as are expedient governing the issue, transfer and registration of shares of capital stock of the Corporation and any certificates representing such shares.  Transfer of the shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by such person’s legal representative, who shall furnish proper evidence of his, her or its authority to transfer, or by his, her or its attorney thereunder authorized by power of attorney, duly executed and filed with the Secretary of the Corporation or its transfer agent, either (a) if such shares are certificated, on surrender for cancellation of the certificate of such shares to the Corporation or its transfer agent or (b) if such shares are uncertificated, upon proper instructions from the holder thereof, in each case with such proof of authenticity of signature as the Corporation or its transfer agent may reasonably require.  Prior to due presentment for registration of transfer of a security (whether certificated or uncertificated), the Corporation shall treat the registered owner of such security as the person exclusively entitled to vote, receive notifications and dividends, and otherwise to exercise all rights and powers of such security.

Section 5.3 Shareholders of Record.  Shareholders of record entitled to vote at any meeting of Shareholders or entitled to receive payment of any dividend or to any allotment of rights or to exercise the rights in respect of any change or conversion or exchange of capital stock shall be determined according to the Corporation’s record of Shareholders and, if so determined by the Board of Directors in the manner provided by statute, shall be such Shareholders of record (a) at the date fixed for closing the stock transfer books or (b) as of the date of record.

Section 5.4 Lost, Stolen or Destroyed Certificates.  The Board of Directors may direct the issuance of new or duplicate stock certificates in place of lost, stolen or destroyed certificates, upon being furnished with evidence satisfactory to it of the loss, theft or destruction and upon being furnished with indemnity satisfactory to it.  The Board of Directors may delegate to any officer authority to administer the provisions of this Section 6.4.

Section 5.5 Closing of Transfer Books.  The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of Shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when change or conversion or exchange of capital stock shall go into effect, or for a period not exceeding sixty (60) days nor less than ten (10) days in connection with obtaining the consent of Shareholders for any purpose; or the Board of Directors may, in its discretion, fix a date, not more than sixty (60) days nor less than ten (10) days before any Shareholders’ meeting, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting and at any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of such change, conversion, or exchange of capital stock, or to give such consent, and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting and at any adjournment thereof, or to receive payment of such dividend, or to exercise rights, or to give such consent as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.

Section 5.6 Regulations.  The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of certificates of stock.  The Board of Directors may appoint one or more transfer agents or registrars, or both, and may require all certificates of stock to bear the signature of either or both.

Section 5.7 Examination of Books by Shareholders.  The original or duplicate stock ledger of the Corporation containing the names and addresses of the Shareholders and the number of shares held by them and the other books and records of the Corporation shall, at all times during the usual hours of business, be available for inspection at its principal office, and any Shareholder, upon compliance with the conditions set forth in and to the extent authorized by the WBCA, shall have the right to inspect such books and records.

ARTICLE VI

INDEMNIFICATION; INSURANCE

Section 6.1 Third-Party Actions.  The Corporation

(a) shall, to the maximum extent permitted from time to time under the laws of the State of Wyoming, indemnify every person who is or was a party or is or was threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, any appeal therein, and any inquiry or investigation that could lead thereto (other than an action by or in the right of the Corporation) (“Proceeding”), by reason of the fact that such person is or was a director, advisory director or officer of the Corporation or any of its direct or indirect subsidiaries, or is or was a person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any such capacities, or is or was serving at the request of the Corporation or any of its direct or indirect subsidiaries as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar fiduciary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and

(b) may, to the maximum extent permitted from time to time under the laws of the State of Wyoming, indemnify every person who is or was a party or is or was threatened to be made a party to any Proceeding by reason of the fact that such person is or was an employee or agent of the Corporation or any of its direct or indirect subsidiaries or is or was serving at the request of the Corporation or any of its direct or indirect subsidiaries as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against all expenses (including counsel fees), judgments, fines and amounts paid or owed in settlement, actually and reasonably incurred by such person or rendered or levied against such person in connection with such Proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful.  The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, in itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any Proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful. Any person seeking indemnification under this Section 8.1 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary is established by clear and convincing evidence.

Section 6.2 Actions By or in the Right of the Corporation.  The Corporation

(a) shall, to the maximum extent permitted from time to time under the laws of the State of Wyoming, indemnify every person who is or was a party or who is or was threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, advisory director or officer of the Corporation or any of its direct or indirect subsidiaries, or is or was a person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any such capacities, or is or was serving at the request of the Corporation or any of its direct or indirect subsidiaries as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar fiduciary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and

(b) may, to the maximum extent permitted from time to time under the laws of the State of Wyoming, indemnify every person who is or was a party or who is or was threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an employee or agent of the Corporation or any of its direct or indirect subsidiaries or is or was serving at the request of the Corporation or any of its direct or indirect subsidiaries as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against all expenses (including counsel fees) actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification.

Section 6.3 Expenses.  Expenses incurred by any person specified in Section 6.1(a) or Section 6.2(a) in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI.  Such expenses incurred by other employees and agents of the Corporation and other persons eligible for indemnification under this Article VI may be paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 6.4 Non-exclusivity.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any provision of law, the Articles of Incorporation, the certificate of incorporation or bylaws or other governing documents of any direct or indirect subsidiary of the Corporation, under any agreement, vote of Shareholders or disinterested directors or under any policy or policies of insurance maintained by the Corporation on behalf of any person or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding any of the positions or having any of the relationships referred to in this Article VI.

Section 6.5 Enforceability.  The provisions of this Article VI (a) are for the benefit of, and may be enforced directly by, each director or officer of the Corporation the same as if set forth in their entirety in a written instrument executed and delivered by the Corporation and such director or officer and (b) constitute a continuing offer to all present and future directors and officers of the Corporation.  The Corporation, by its adoption of these Bylaws, (i) acknowledges and agrees that each present and future director and officer of the Corporation has relied upon and will continue to rely upon the provisions of this Article VI in becoming, and serving as, a director or officer of the Corporation or, if requested by the Corporation, a director, officer or fiduciary or the like of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, (ii) waives reliance upon, and all notices of acceptance of, such provisions by such directors and officers and (iii) acknowledges and agrees that no present or future director or officer of the Corporation shall be prejudiced in his or her right to enforce directly the provisions of this Article VI in accordance with their terms by any act or failure to act on the part of the Corporation.

Section 6.6 Insurance.  The Board of Directors may authorize, by a vote of the majority of the number of directors then in office, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, advisory director or officer of the Corporation or any of its direct or indirect subsidiaries, or is or was a person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any such capacities, or is or was serving at the request of the Corporation or any of its direct or indirect subsidiaries as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar fiduciary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VI.

Section 6.7 Survival.  The provisions of this Article VI shall continue as to any person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, executors, administrators, heirs, legatees and devisees of any person entitled to indemnification under this Article VI.

Section 6.8 Amendment.  No amendment, modification or repeal of this Article VI or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future director or officer of the Corporation to be indemnified by the Corporation, nor the obligation of the Corporation to indemnify any such director or officer, under and in accordance with the provisions of this Article VI as in effect immediately prior to such amendment, modification or repeal with respect to claims arising, in whole or in part, from a state of facts extant on the date of, or relating to matters occurring prior to, such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 6.9 Definitions.  For purposes of this Article VI, (a) reference to any person shall include the estate, executors, administrators, heirs, legatees and devisees of such person, (b) “employee benefit plan” and “fiduciary” shall be deemed to include, but not be limited to, the meaning set forth, respectively, in Sections 3(3) and 21(A) of the Employee Retirement Income Security Act of 1974, as amended, (c) references to the judgments, fines and amounts paid or owed in settlement or rendered or levied shall be deemed to encompass and include excise taxes required to be paid pursuant to applicable law in respect of any transaction involving an employee benefit plan and (c) references to the Corporation shall be deemed to include any predecessor corporation or entity and any constituent corporation or entity absorbed in a merger, consolidation or other reorganization of or by the Corporation which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents and fiduciaries so that any person who was a director, advisory director or officer of the Corporation or any of its direct or indirect subsidiaries, or is or was a person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any such capacities, or is or was serving at the request of the Corporation or any of its direct or indirect subsidiaries as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar fiduciary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the Corporation as such person would have with respect to such predecessor or constituent corporation or entity if its separate existence had continued.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1 Dividends.  Subject to applicable law and the provisions of the Articles of Incorporation, dividends may be declared by the Board of Directors at any meeting and may be paid in cash, in property or in shares of the Corporation’s capital stock.  Any such declaration shall be at the discretion of the Board of Directors.  A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officers as to the value and amount of the assets, liabilities or net profits of the Corporation or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared.

Section 7.2 Reserves.  There may be created by the Board of Directors, out of funds of the Corporation legally available therefor, such reserve or reserves as the Board of Directors from time to time, in its absolute discretion, considers proper to provide for contingencies, to equalize dividends or to repair or maintain any property of the Corporation, or for such other purpose as the Board of Directors shall consider beneficial to the Corporation, and the Board of Directors, in its absolute discretion, may thereafter modify or abolish any such reserve.

Section 7.3 Checks.  All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation shall be signed by such officer or officers or by such employees or agents of the Corporation as may be designated from time to time by the Board of Directors.

Section 7.4 Corporate Contracts and Instruments.  Subject always to the specific directions of the Board of Directors, the Chairman of the Board, the President, the Chief Financial Officer, a Vice President, the Secretary or the Treasurer may enter into contracts and execute instruments in the name and on behalf of the Corporation.  The Board of Directors and, subject to the specific directions of the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Executive Officer or a Vice President may authorize one or more officers, employees or agents of the Corporation to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 7.5 Attestation.  With respect to any deed, deed of trust, mortgage or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary or an Assistant Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage or other instrument a valid and binding obligation of the Corporation unless the resolutions, if any, of the Board of Directors authorizing such execution expressly state that such attestation is necessary.

Section 7.6 Securities of Other Corporations.  Subject always to the specific directions of the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Executive Officer or a Vice President of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

Section 7.7 Fiscal Year.  The fiscal year of the Corporation shall be January 1 through December 31, unless otherwise fixed by the Board of Directors.

Section 7.8 Seal.  The seal of the Corporation shall be such as from time to time may be approved by the Board of Directors.

Section 7.9 Invalid Provisions.  If any part of these Bylaws shall be invalid or inoperative for any reason, the remaining parts, so far as is possible and reasonable, shall remain valid and operative.

Section 7.10 Headings.  The headings used in these Bylaws have been inserted for administrative convenience only and shall not limit or otherwise affect any of the provisions of these Bylaws.

Section 7.11 References/Gender/Number.  Whenever in these Bylaws the singular number is used, the same shall include the plural where appropriate.  Words of any gender used in these Bylaws shall include the other gender where appropriate.  In these Bylaws, unless a contrary intention appears, all references to Articles and Sections shall be deemed to be references to the Articles and Sections of these Bylaws.

Section 7.12 Amendments.  These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of 66 2/3% of the members of the entire Board of Directors then in office.